                                WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE BEING OFFERED PURSUANT TO AN EXEMPTION THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT AND THE BLUE SKY LAWS.

                             MAYOR'S JEWELERS, INC.

                            Warrant for the Purchase
                            of Shares of Common Stock

August 20, 2002                                       12,424,596 Warrant Shares

                  FOR VALUE RECEIVED, Mayor's Jewelers, Inc., a Delaware corporation (the "Company"), hereby certifies that Henry Birks & Sons Inc., a Canadian corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the applicable Exercise Period (as hereinafter defined) the number of fully paid and nonassessable shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), set forth above, subject to adjustment pursuant to Sections 7 and 8 hereof, at the applicable Exercise Price (as hereinafter defined).

                  For purposes of this Warrant, "Warrant Shares" means the 12,424,596 shares of Common Stock deliverable upon exercise of this Warrant, as of the date hereof, and as adjusted from time to time pursuant to the provisions of this Warrant. Unless the context requires otherwise all references to Common Stock and Warrant Shares in this Warrant shall, in the event of an adjustment pursuant to Section 7 hereof, be deemed to refer also to any securities or property then issuable upon exercise of this Warrant as a result of such adjustment.

         Section 1. EXERCISE OF WARRANT. This Warrant may be exercised, as a whole or in part, at any time or from time to time during the applicable Exercise Period or, if such day is a day on which banking institutions in New York City are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the aggregate applicable Exercise

Price in lawful money of the United States of America in the form of a certified or cashier's check to the order of Mayor's Jewelers, Inc. or by wire transfer of same day funds, for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with the aggregate applicable Exercise Price (as hereinafter defined) for the number of Warrant Shares specified in such Purchase Form, at its office, the Company shall issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the Warrant Shares. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the date of the surrender of this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder or its designee. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. Notwithstanding the foregoing, the Exercise Price may be paid by surrendering a part of the Warrant having an aggregate Spread equal to the aggregate Exercise Price of the part Warrant being exercised. With respect to the Warrant, "Spread" means the Current Market Value (as hereinafter defined) of the Warrant Shares issuable upon exercise of such part of the Warrant less the Exercise Price of such part of the Warrant, in each case as adjusted as provided herein.

         Section 2. EXERCISE PERIOD AND EXERCISE PRICE. (a) This Warrant shall be exercisable during the period (the "Exercise Period") beginning the date of execution of this Warrant Agreement (the "Original Issue Date") and ending at 5:00 p.m. (New York City time) on a date twenty (20) years from the execution of this Warrant Agreement (the "Termination Date").

                  (b) "Exercise Price" means $0.30 per share, subject to adjustment as herein provided.

         Section 3. AUTHORIZATION OF SHARES. The Company hereby agrees that upon exercise of this Warrant all shares of its Common Stock shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

         Section 4. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 4, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent. For the purposes of any computation under this Warrant, the Current Market Value per share of Common Stock or of any other equity security (herein collectively referred to as a "security") at the date herein specified shall be:

                  (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the "Current Market Value" per share of the security shall be determined in good faith by the Board of Directors of the Company, or

                  (ii) if the security is registered under the Exchange Act, the "Current Market Value" per share of the security shall be deemed to be the average of the daily Market Prices (as hereinafter defined) of the security for the 10 consecutive trading days immediately preceding the day as of which Current Market Value is being determined or, if the security has been registered under the Exchange Act for less than 10 consecutive trading days before such date, then the average of the daily Market Prices for all of the trading days before such date for which daily Market Prices are available. The Market Price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market, the closing price on the primary exchange or stock market on which the Common Stock is then listed or quoted on, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange or stock market, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any securities exchange or stock market and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the 10 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

         Section 5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. (a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent for other warrants of different denomination, entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares and otherwise carrying the same rights as this Warrant.

                  (b) This Warrant may be divided or combined by the Holder with other warrants that carry the same rights upon presentation hereof at the office of the Company together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or for which it may be exchanged.

                  (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like tenor and date.

         Section 6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         Section 7. ANTIDILUTION PROVISIONS AND OTHER ADJUSTMENTS. (a) Special Definitions. For purposes of this Section 7, the following definitions shall apply:

                  (i) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, except for options to purchase Common Stock outstanding on the Original Issue Date with an exercise price of $2.25 per share or greater.

                  (ii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                  (iii) "ADDITIONAL SHARES OF COMMON STOCK" shall mean any shares of Common Stock (1) issued (or, pursuant to Section 7(b), deemed to be issued) by the Company after the Original Issue Date, or (2) sold or exchanged by the Company in conjunction with an acquisition of the Company after the Original Issue Date, other than shares of Common Stock issued or issuable upon conversion of any Convertible Securities, or exercise of any Options, existing on the Original Issue Date.

                  (b) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, PROVIDED that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) no further adjustment in the Exercise Price for the Warrant Shares shall be made upon the subsequent issue of (1) Convertible Securities or shares of Common Stock upon the exercise of such Options or (2) conversion or exchange of such Convertible Securities;

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price for the Warrant Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                  (iii) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Exercise Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (ii) above, the Exercise Price shall be recomputed as if:

                           (A) in the case of Convertible Securities or Options
                  for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Company upon such conversion or exchange, if any, and

                           (B) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

                  (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Exercise Price to an amount which exceeds the Exercise Price on the original adjustment date.

                  (c) ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(b)), then and in such event, the Exercise Price shall be reduced, concurrently with such issuance with respect to the Warrant Shares, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued or deemed to be issued; PROVIDED that, for the purposes of this Section 7(c), all shares of Common Stock issuable
(i) upon exercise of this Warrant, (ii) upon conversion of all outstanding Convertible Securities, and (iii) upon the exercise of all outstanding Options, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 7(b), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (d) ADJUSTMENT OF NUMBER OF WARRANT SHARES UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(b) and excluding shares of Common Stock issued upon conversion of any Convertible Security or exercise of any Option provided that the number of Warrant Shares was adjusted pursuant to
Section 7(b) upon the issuance of the Convertible Security or the Option), then and in such event, the number of Warrant Shares shall be increased, concurrently with such issuance, to an amount (calculated to the nearest Warrant Share) determined by multiplying the number of Warrant Shares by a fraction (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of such Additional Shares of Common Stock so issued or deemed to be issued and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance; PROVIDED that, for the purposes of this
Section 7(d), all shares of Common Stock issuable (i) upon exercise of this Warrant, (ii) upon conversion of all outstanding Convertible Securities, and
(iii) upon the exercise of all outstanding Options, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 7(b), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (e) ADJUSTMENTS FOR STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS. In the event that the Company shall pay a stock dividend on the Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the Exercise Price and the Number of Warrant Shares in effect immediately prior to such dividend, subdivision, combination or consolidation shall, concurrently with the effectiveness of such dividend, subdivision, combination or consolidation, be proportionately decreased or increased, as appropriate.

         Section 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock, a change in the par value of the Common Stock or a transaction subject to Section 7) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that such other corporation shall assume all of the obligations of the Company hereunder and the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive changes, consolidations, mergers, sales, leases, transfers or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, as a whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 7.

         Section 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT. Neither this Warrant, nor any of the Warrant Shares, nor any interest therein, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, as a whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this initial Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such exercise is registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY

                  WILL BE PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after registration of such Warrant Shares under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. Warrant Shares sold pursuant to a Registration Statement under the Securities Act pursuant to Section 12, sold by the holder thereof in compliance with Rule 904 of the Securities Act or sold by the holder thereof in compliance with Rule 144 under the Securities Act shall thereafter cease to be deemed to be "Warrant Shares" for all purposes of this Warrant.

         Section 10. LISTING ON SECURITIES EXCHANGES. The Company shall use its reasonable efforts to list on each national securities exchange or inter-dealer quotation system on which any Common Stock may at any time be listed all shares of Common Stock from time to time issuable upon conversion of the Preferred Stock and the Company shall maintain such listing of all shares of Common Stock issuable upon the conversion of the Preferred Stock so long as any shares of its Common Stock shall be so listed on such national securities exchange or inter-dealer quotation system. Any such listing shall be at the Company's expense.

         Section 11. AVAILABILITY OF INFORMATION. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act, and shall likewise comply with all other applicable public information reporting requirements of the Securities and Exchange Commission (including those required to make available the benefits of Rule 144 under the Securities Act) to which it may from time to time be subject. The Company shall also cooperate with the holder of this Warrant and the holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of Rule 144 or any successor rule under the Securities Act for the sale of this Warrant or the Warrant Shares. The provisions of this Section 11 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise. The Company shall also provide to holders of this Warrant the same information that it provides to holders of its Common Stock.

         Section 12. SUCCESSORS AND ASSIGNS. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

         Section 13. HEADINGS. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 14. AMENDMENTS. This Warrant may not be amended except by the written consent of the Company and the Holder.

         Section 15. NOTICES. Unless otherwise provided in this Warrant, any notice or other communication or mailing required or permitted to be made or given to any party hereto pursuant to this Warrant shall be deemed made or given if delivered by hand on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail or air mail, postage prepaid, addressed to it (in the case of the Holder) at its address at Henry Birks & Sons Holdings Ltd., 1240 Square Phillips, Montreal, Quebec, Canada H3B 3H4, Attention: General Counsel, or (in the case of the Company) at its address at Mayor's Jewelers, Inc., 14051 N.W. 14th Street, Sunrise, Florida 33323, Attention: Chief Executive Officer, or to such other address as is designated by written notice, similarly given to each other party hereto.

         Section 16. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                            MAYOR'S JEWELERS, INC.




                            By:  /s/ Mark Weinstein
                                 ----------------------------------------------
                                 Name:   Mark Weinstein
                                 Title:  Chief Operating Officer and
                                         Senior Vice President


                          ACKNOWLEDGMENT AND AGREEMENT

                  By signing below, the Holder of this Warrant does hereby acknowledge receipt hereof and does hereby agree to be bound by the terms and conditions hereof.



                            HENRY BIRKS & SONS INC.




                            By: /s/ Thomas A. Andruskevich
                               ------------------------------------------------
                                 Name:   Thomas A. Andruskevich
                                 Title:  President and Chief Executive Officer

                                  PURCHASE FORM



To:  Mayor's Jewelers, Inc.

                  The undersigned irrevocably exercises the Warrant for the purchase of ____________________ shares (subject to adjustment) of Common Stock of Mayor's Jewelers, Inc., for the Warrant and herewith makes payment of $____________________ (the "Exercise Price") through the following method:



                  [ ] such payment of the Exercise Price being in cash or by certified or official bank check payable to the order of Mayor's Jewelers, Inc.

                  or

                  [ ] such payment of the Exercise Price made by surrendering of such additional part of the Warrant having an aggregate Spread (as such term is defined in the Warrant Agreement) equal to the aggregate Exercise Price, all at the Exercise Price and on the terms and conditions specified in the within the Warrant Agreement therein referred to, surrenders the Warrant and all right, title and interest therein to Mayor's Jewelers, Inc. and directs (subject to Section 9 of the Warrant Agreement) that the shares of Common Stock deliverable upon the exercise of such Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                  The undersigned hereby certifies to Mayor's Jewelers, Inc. that it is, at the time of exercise of the Warrant, an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended.



Date:                  ,
     ------------------  -------
                                   -----------------------------------
                                   (Signature of Owner)(1)


                                   -----------------------------------
                                   (Street Address)


                                   -----------------------------------
                                   (City)     (State)       (Zip Code)


Securities and/or check to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:


--------
(1) The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

Any unexercised part of the Warrant evidenced by the within Warrant to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:

                               FORM OF ASSIGNMENT



                  FOR VALUE RECEIVED the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any part of the Warrant not being assigned hereby) all of the right of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:



------------------------------- -------------------------------------- ----------------------- -----------------------
                                                                         SOCIAL SECURITY OR     NUMBER OF SHARES OF
                                                                         OTHER IDENTIFYING     COMMON STOCK ASSIGNED
NAME OF ASSIGNEE                ADDRESS OF ASSIGNEE                      NUMBER OF ASSIGNEE         TO ASSIGNEE
------------------------------- -------------------------------------- ----------------------- -----------------------

------------------------------- -------------------------------------- ----------------------- -----------------------

------------------------------- -------------------------------------- ----------------------- -----------------------




and does hereby irrevocably constitute and appoint ______________________ as the undersigned's attorney to make such transfer on the books of ______________________ (Mayor's Jewelers, Inc. or other such party) maintained for that purpose, with full power of substitution in the premises.



Date:                  ,
     ------------------  -------
                                   -----------------------------------
                                   (Signature of Owner)(1)


                                   -----------------------------------
                                   (Street Address)


                                   -----------------------------------
                                   (City)     (State)       (Zip Code)


-----------
(1) The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.



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